Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements of Sorrento Therapeutics, Inc. (the “pro forma financial statements”) have been prepared for illustrative purposes only and are not necessarily indicative of what the company’s condensed consolidated financial position or results of operations actually would have been had the sale been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the company. Future results may vary significantly from the results reflected because of various factors.

The following unaudited pro forma condensed consolidated financial statements give effect to the sale as if the sale was already consummated. The historical financial statements have been adjusted in the pro forma consolidated financial statements to give effect to events that are directly attributable to the sale and factually supportable. The unaudited pro forma condensed consolidated financial statements do not purport to present Sorrento’s financial position or the results of operations had the transaction actually been completed as of the dates indicated. Further, these pro forma financial statements do not reflect the effects of any cost savings or other synergies that may be achieved as a result of the sale, are based on assumptions that Sorrento believes are reasonable under the circumstances, and are intended for informational purposes only. Moreover, the statements do not project Sorrento’s financial position or results of operations for any future date or period.

The unaudited pro forma condensed consolidated financial statements were derived from and should be read in conjunction with the historical financial statements and accompanying notes contained in the Sorrento Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2014, and on the Sorrento Therapeutics’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which have been incorporated by reference in this Form 8-K/A.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 reflects the sale as if it occurred on June 30, 2015, and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014 and the six months ended June 30, 2015 reflect the sale as if it occurred on January1, 2014 and January 1, 2015, respectively. The pro forma financial statements reflect the following:

•	The removal of IgDraSol operating expenses from the beginning of the respective periods to the assumed date of sale,
•	Recognition of a gain on sale totaling $69.3 million; and
•	Removal of IgDraSol assets and liabilities related to the sale.

                 Descriptions of the foregoing adjustments are presented in the notes to the pro forma financial statements provided below. The fiscal year end for the pro forma financial statements is December 31.

Exhibit 99.3

SORRENTO THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2015

(in thousands)

	As of June 30, 2015
	Sorrento Therapeutics, Inc. - Historical	Pro Forma Adjustments (footnote 2)		Pro Forma Consolidated
ASSETS
Cash	$51,699	$27,759	(a)	$79,458
Other	2,108	—		2,108
Current assets	53,807	27,759		81,566
Property and equipment, net	2,824	—		2,824
Intangibles, net	4,135	—		4,135
Goodwill	12,470	8,156	(b)	20,626
Investments in common stock	21,500	—		21,500
Equity method investments	—	60,000	(c)	60,000
Long-term assets held for sale	37,478	(37,478)	(d)	—
Other, net	602	—		602
Total assets	$132,816	$58,437		$191,253
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities	$10,361	$—		$10,361
Long-term debt	6,868	—		6,868
Deferred compensation	851	—		851
Deferred tax liabilities	1,633	—		1,633
Long-term liabilities held for sale	10,714	(10,714)	(d)	—
Deferred revenue, rent and other	11,135	—		11,135
Total liabilities	41,562	(10,714)		30,848
Total equity	91,254	69,151		160,405
Total liabilities and equity	$132,816	$58,437		$191,253

See accompanying notes

Exhibit 99.3

SORRENTO THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands)

	Sorrento Therapeutics, Inc. - Historical	Pro Forma Adjustments (footnote 2)		Pro Forma Consolidated
Total revenues	$3,825	—		$3,825
Operating costs and expenses:
Costs of revenues	2,043	—		2,043
Research and development	23,983	(11,073)	(g)	12,910
Acquired in-process research and development	209	—		209
General and administrative	9,987	(515)	(g)	9,472
Intangible amortization	2,345	(1,900)	(g)	445
Total costs and operating expenses	38,567	(13,488)		25,079
Loss from operations	(34,742)	13,488		(21,254)
Gain on sale of IgDraSol, net	—	69,274	(f)	69,274
Interest expense, net	(1,617)	—		(1,617)
Income (loss) before income tax expense	$(36,359)	$82,762		$46,403

See accompanying notes

Exhibit 99.3

SORRENTO THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2015

(in thousands)

	Sorrento Therapeutics, Inc. - Historical	Pro Forma Adjustments (footnote 2)		Pro Forma Consolidated
Total revenues	$2,150	—		$2,150
Operating costs and expenses:
Costs of revenues	823	—		823
Research and development	15,811	(6,001)	(e)	9,810
General and administrative	5,291	(187)	(e)	5,104
Intangible amortization	935	169	(e)	1,104
Total costs and operating expenses	22,860	(6,019)		16,841
Loss from operations	(20,710)	6,019		(14,691)
Gain on sale of IgDraSol, net	—	69,274	(f)	69,274
Interest expense	(881)	—		(881)
Income (loss) before income tax expense	$(21,591)	$75,293		$53,702

See accompanying notes

Exhibit 99.3

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Description of Transaction

On July 8, 2015, the Company consummated the previously announced sale to NantPharma of its equity interests in IgDraSol, Inc., its wholly-owned subsidiary and the holder of the rights to Cynviloq, a polymeric micelle based Cremophor free paclitaxel injectable finished formulation. Pursuant to the Agreement, NantPharma paid the Company an upfront payment of $90.05 million, of which $60 million was paid to NANTibody and NantStem by NantPharma on the Company’s behalf to fund the Company’s joint ventures.   In addition, the Company will be entitled to receive up to $620 million in regulatory milestone payments and up to $600 million in sales milestone payments should certain events occur. The Company will also receive specified additional per unit payments in excess of cost of supply from total unit sales. In addition, during the first three years after closing, the Company has the option to co-develop and/or co-market Cynviloq on terms to be negotiated.

Upon the closing of the sale agreement in July 2015, a specified development milestone in the Agreement and Plan of Merger between the Company and IgDraSol, Inc. dated September 9, 2013, was satisfied and the Company issued 1,306,272 million shares to former IgDraSol stockholders.  At the time of the IgDraSol acquisition, the Company estimated that the probability of achieving these development milestones was remote and therefore the Company did not assign any value to these milestones.

(2)	Pro Forma Adjustments

(a)	To record net cash proceeds received from sale of IgDraSol.

(b)   To record adjustment to goodwill.  In determining the gain on sale, $3.4 million of goodwill was allocated on a relative fair value basis comparing the fair value of the IgDraSol business to the fair value of the Company.  The following is a summary of changes in the Company’s recorded goodwill during the six months ended June 30, 2015 (in thousands):

Amount
Balance at December 31, 2014	$24,041
Relative fair value allocation of goodwill attributable to IgDraSol upon sale to NantPharma	(3,415)
Balance as June 30, 2015	$20,626

(c)   To record initial funding of Company joint ventures.  Upon the closing of the sale agreement, the Company agreed to have NantPharma contribute on its behalf from the proceeds of the sale, the Company’s portion of the initial joint venture funding of $20 million to NantStem and $40 million to NANTibody.

(d)   To remove IgDraSol assets and liabilities sold.

(e)   To remove IgDraSol operating expenses and intangible amortization incurred during the six months ended June 30, 2015.

(f)   To record gain on sale.  The Company recorded the following amounts resulting in a net gain of $69.3 million on the sale of the IgDraSol assets calculated as the difference between the non-contingent consideration and the net carrying amount of the assets and liabilities assumed or extinguished. The following sets forth the calculation of the gain on sale as of the closing (in thousands):

Amount
Non-contingent cash consideration received	$90,050
Net intangible assets sold	(17,193)
Allocated goodwill	(3,415)
Extinguished employee liabilities and estimated transaction costs	(168)
Gain on sale of IgDraSol, net	$69,274

(g)   To remove IgDraSol operating expenses and intangible amortization incurred during the year ended December 31, 2014.